EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the initial Statement on Schedule 13G filed on January 23, 2025 (and any amendments thereto (including the amendment filed herewith)), relating to the Shares of PAPA JOHN’S INTERNATIONAL, INC. is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(c) under the Securities Exchange Act of 1934, as amended, on behalf of each of the undersigned.

This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

Dated February 14, 2025.

CITADEL SECURITIES LLC		CITADEL ADVISORS LLC

By:	/s/ Guy Miller	By:	/s/ Seth Levy
	Guy Miller, Authorized Signatory		Seth Levy, Authorized Signatory

CITADEL SECURITIES GROUP LP		CITADEL ADVISORS HOLDINGS LP

By:	/s/ Guy Miller	By:	/s/ Seth Levy
	Guy Miller, Authorized Signatory		Seth Levy, Authorized Signatory

CITADEL SECURITIES GP LLC		CITADEL GP LLC

By:	/s/ Guy Miller	By:	/s/ Seth Levy
	Guy Miller, Authorized Signatory		Seth Levy, Authorized Signatory

KENNETH GRIFFIN

		By:	/s/ Seth Levy
Seth Levy, attorney-in-fact*

*	Seth Levy is signing on behalf of Kenneth Griffin as attorney-in-fact pursuant to a power of attorney previously filed with the Securities and Exchange Commission, and hereby incorporated by reference herein. The power of attorney was filed as an attachment to a filing by Citadel Advisors LLC on Schedule 13G for Allakos Inc. on October 13, 2023.